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                                                                     Exhibit 4.5

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "AMENDMENT") made as of March 6, 2000 by and among MEDIA METRIX, INC., a Delaware corporation (the "COMPANY"), GfK AG ("GFK"), a German stock corporation, IPSOS S.A. ("IPSOS"), a French stock corporation and Osprey Research B.V. ("OSPREY"), a Netherlands limited liability company and a wholly-owned subsidiary of SIFO Group AB, a Swedish corporation.

                              W I T N E S S E T H:

         WHEREAS, the Company, GfK and IPSOS have entered into a Registration Rights Agreement, dated as of September 1, 1999, a copy of which is attached to this Amendment (the "REGISTRATION RIGHTS AGREEMENT"), providing, among other things, certain terms and conditions upon which the Company will register the shares of the Company's Common Stock issuable to GfK and IPSOS, respectively, upon exercise of certain stock options.

         WHEREAS, the Company and Osprey have entered into a Stock Option Agreement, dated as of the date hereof (the "OSPREY STOCK OPTION")

         WHEREAS, the Company wishes to grant registration rights to Osprey with respect to the shares of the Company's Common Stock issuable to Osprey upon exercise of the Osprey Stock Option and GfK and IPSOS have agreed that the registration rights granted to Osprey shall be pari passu with the rights granted to GfK and IPSOS in to the Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CONTINUATION OF REGISTRATION RIGHTS AGREEMENT

         The Registration Rights Agreement shall continue in full force and effect as amended by this Amendment. All capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Registration Rights Agreement.

         2. ADDITION OF OSPREY AS A HOLDER

         The Registration Rights Agreement is hereby amended to add Osprey as a Holder for all purposes thereunder. Without limiting the generality of the foregoing, references in the Registration Rights Agreement to "either Holder" are hereby amended to read "any Holder" and references in the Registration Rights Agreement to "Registrable Securities" is hereby amended to include the Common Stock issuable to Osprey upon exercise of the Osprey Stock Option.

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         3. NOTICES.

         Schedule I to the Registration Rights Agreement is hereby amended to add the following address for all notices and other communications delivered to
Osprey:

Mr. Robert Kessiakoff
Osprey Research B.V.
c/o SIFO Group AB
World Trade Center
Box 70408, SE-107
25 Stockholm, Sweden
Fax: +46 8 698 0933
Phone: +46 8 701 6990
email: robert.kessiakoff@sifo.se

with a copies to:

Peter Torngren                                    Hunton & Williams
Box 1703, SE-111                                  200 Park Avenue
87 Stockholm, Sweden                              New York, NY
Fax: +4670-714-31-71                              Attn: Edmund P. Murphy, Esq.
Phone: +46-8--614-30-00                           Fax: (212) 309-1100
email: peter.torngren@vinge.se


         4. GOVERNING LAW.

         This Amendment is to be governed by and interpreted under the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

         5. COUNTERPARTS.

         This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights
Agreement as of the date first above written.

                                MEDIA METRIX, INC.


                                By: /s/ Thomas A. Lynch
                                    _________________________________
                                    Name: Thomas A. Lynch
                                    Title: Chief Financial Officer


                                IPSOS S.A.


                                By: /s/ Didier Truchot
                                    _________________________________
                                    Name: Didier Truchot
                                    Title: Chairman and Chief
                                           Executive Officer

                                GFK AG


                                By: /s/ Gerhard Kirschner
                                    _________________________________
                                    Name: Gerhard Kirschner
                                    Title: Member of the Board


                                OSPREY RESEARCH B.V.


                                By: /s/ Jan-Erik Jannsson
                                    _________________________________
                                    Name: Jan-Erik Jannsson
                                    Title: Director